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                                                                      Exhibit 21


               LIST OF SUBSIDIARIES OF CITIZENS FINANCIAL CORP.

          Citizens Financial Corp., the registrant herein, certifies that its sole subsidiary as of December 31, 1999 is Citizens National Bank of Elkins, Randolph County, West Virginia, a national banking association incorporated in the state of West Virginia.

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